Exhibit 99.1
FOR IMMEDIATE RELEASE

ADAMS RESOURCES & ENERGY, INC. ANNOUNCES
THIRD QUARTER 2022 RESULTS AND DECLARES QUARTERLY DIVIDEND

Houston, Texas (Thursday, November 10, 2022) -- Adams Resources & Energy, Inc. (NYSE AMERICAN: AE) (“Adams” or the “Company”), a company engaged in marketing, transportation, logistics and repurposing of crude oil, refined products and dry bulk materials, today announced operational and financial results for the quarter and nine month period ended September 30, 2022. The Company also declared a quarterly cash dividend of $0.24 per common share.

Q3 2022 Financial Highlights

•Net earnings of $2.2 million, or $0.50 per diluted common share, on revenues of $852.9 million for the third quarter of 2022, compared to net earnings of $1.5 million, or $0.36 per diluted common share, on revenues of $568.2 million for the third quarter of 2021.

•Net cash generated by operating activities in the quarter was $40.0 million, versus $12.1 million for the third quarter of 2021. The increase was primarily driven by changes in inventory due to fluctuations in crude oil pricing and barrels held.

•Adjusted net earnings of $4.7 million in the quarter, or $1.06 per diluted common share, compared to adjusted net earnings of $1.8 million, or $0.41 per diluted common share, for the third quarter of 2021.

•Adjusted cash flow of $12.6 million for the quarter versus $7.3 million for the third quarter of 2021.

•Cash and cash equivalents position was $86.5 million at September 30, 2022, versus $97.8 million at December 31, 2021, primarily due to an increase in crude oil inventory barrels, due in part to timing of customer deliveries, together with an increase in crude oil prices.

•Enhanced financial liquidity of $123.3 million at September 30, 2022, including cash and cash equivalents and $36.8 million available under the Company’s $60.0 million Credit Agreement.

Adjusted net earnings, adjusted earnings per diluted common share and adjusted cash flow are non-generally accepted accounting principle (“non-GAAP”) financial measures that are defined and reconciled in the financial tables later in this release.

Q3 2022 Operational Highlights

•Adam’s crude oil marketing subsidiary, GulfMark Energy, Inc. (“GulfMark”), marketed 91,878 barrels per day (“bpd”) of crude oil, compared to 91,941 bpd during the third quarter of 2021 and 94,876 bpd during the second quarter of 2022. GulfMark held 304,554 barrels of crude oil inventory at September 30, 2022, compared to 259,489 barrels at December 31, 2021.

•The collective fleet of Service Transport Company (“Service Transport”), Adams’ liquid chemicals, pressurized gases, asphalt and dry bulk transportation subsidiary, traveled 6.78 million miles versus 6.93 million miles during the third quarter of 2021 and 6.86 million miles during the second quarter of 2022.

•Adams’ crude oil pipeline and storage segment’s, which includes the Victoria Express Pipeline System (“VEX Pipeline System”), throughput increased to 9,963 bpd from 9,759 bpd for the third quarter of 2021, although representing a decline from 13,281 bpd for the second quarter of 2022, and terminalling volumes grew to 9,716 bpd from 9,159 bpd in the third quarter of 2021, down from 13,704 bpd for the second quarter of 2022.

•Adams’ newly added logistics and repurposing segment, which includes the Firebird Bulk Carriers, Inc. (“Firebird”) and Phoenix Oil, Inc. (“Phoenix”) businesses acquired in August 2022, had an immediate positive impact on quarterly cash flow.

Additional Corporate Updates

•During the quarter, the Company acquired the operations of Firebird and Phoenix and began reporting results as logistics and repurposing. The adjusted aggregate purchase price was approximately $40 million. The acquisition expands Adams’ footprint, includes operating synergies, and is accretive to earnings and cash flow.

•Subsequent to the quarter, the Company announced the repurchase of all outstanding Adams common shares owned by KSA Industries, Inc. and affiliates, representing approximately 44% of the total shares outstanding. The $70 million purchase price was funded through cash on hand and a new term loan. Following the transaction, the share count has decreased to 2,452,404 shares outstanding.

•During the quarter, the Company announced that it will be breaking ground on the new pipeline connection between the Victoria Express Pipeline and the Max Midstream pipeline system and expects to complete construction and place the new connection into commercial service during the second quarter of 2023.

•During the quarter, the Company announced that Service Transport had opened its 20th terminal located in the Pittsburgh, Pennsylvania area. This new facility will offer Service Transport’s clients additional resources in the Northeastern United States, providing additional opportunities for revenue and profitability growth, while serving as a base of operations for recruiting in the immediate area.

Kevin J. Roycraft, Adams’ Chief Executive Officer, said, “We are delighted to report continued operating and financial momentum through the third quarter. Additionally, the recent purchase of both Firebird and Phoenix and the repurchase of the KSA shares significantly transforms and strengthens the Company. Our three existing segments made important progress on their strategic initiatives while our new fourth segment, the new Logistics and Repurposing group, is also off to a very strong start. The new Adams operating structure is designed to grow profitability through strategic, disciplined operational excellence and growth within each respective business segment, all for the long-term benefit of our shareholders. I want to thank all of our team members for their steadfast dedication to providing our customers with a safe, efficient and best-in-class service offering.”

Capital Investments and Dividends

During the third quarter of 2022, the Company spent capital of $2.0 million for tractors, trailers and other field equipment. In addition, Adams paid dividends of $1.1 million, or $0.24 per common share.

As part of Adams’ on-going capital allocation strategy, the Board of Directors has declared a quarterly cash dividend for the third quarter of 2022 of $0.24 per common share, payable on December 16, 2022, to shareholders of record as of December 2, 2022. Adams has consistently paid a dividend since 1994.

Outlook

Mr. Roycraft concluded, “As we begin to think about 2023, we look forward to further executing our strategic plan to drive increased efficiencies across the entire organization and to maximize shareholder value. Towards that end, our recent corporate actions, including the Firebird/Phoenix acquisition, the repurchase of approximately 1.4 million KSA-related shares, and the new planned pipeline connection have set the Company up for a strong 2023. Additionally, with our new and expanded credit agreement that we entered into in October, we continue to have a strong financial position, which currently includes available debt capacity of $60 million under the new credit agreement. As in the past, we will continue to leverage our significant operational expertise and financial flexibility to execute on accretive acquisition opportunities designed to prudently grow our business. Finally, we remain focused on providing significant long-term value for our shareholders, demonstrated by the regular return on capital through our consistent payment of quarterly cash dividends.”

Use of Non-GAAP Financial Measures

This press release and accompanying schedules includes the non-GAAP financial measures of adjusted cash flow, adjusted net earnings and adjusted earnings per common share. The accompanying schedules provide definitions of these non-GAAP financial measures and reconciliations to their most directly comparable financial measures calculated and presented in accordance with GAAP. Company management believes these measures are useful indicators of the financial performance of our business and uses these measurements as aids in monitoring the Company’s ongoing financial performance from quarter to quarter and year to year on a regular basis and for benchmarking against peer companies. Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income, operating income, net cash flow provided by operating activities, earnings per share or any other measure of financial performance calculated and presented in accordance with GAAP. Adams’ non-GAAP financial measures may not be comparable to similarly titled measures of other companies because they may not calculate such measures in the same manner as Adams does.

About Adams Resources & Energy, Inc.

Adams Resources & Energy, Inc. is engaged in crude oil marketing, transportation, terminalling and storage, tank truck transportation of liquid chemicals and dry bulk, interstate bulk transportation logistics of crude oil, condensate, fuels, oils and other petroleum products and recycling and repurposing of off-specification fuels, lubricants, crude oil and other chemicals through its subsidiaries, GulfMark Energy, Inc., Service Transport Company, Victoria Express Pipeline, LLC, GulfMark Terminals, LLC, Firebird Bulk Carriers, Inc. and Phoenix Oil, Inc. For more information, visit www.adamsresources.com.

Cautionary Statement Regarding Forward-Looking Statements

This news release contains forward-looking statements. Forward-looking statements relate to future events and anticipated results of operations, business strategies, capital deployment plans and other aspects of our operations or operating results. In many cases you can identify forward-looking statements by terminology such as “anticipate,” “intend,” “plan,” “project,” “estimate,” “continue,” “potential,” “should,” “could,” “may,” “will,” “objective,” “guidance,” “outlook,” “effort,” “expect,” “believe,” “predict,” “budget,” “projection,” “goal,” “forecast,” “target” or similar words. Statements may be forward looking even in the absence of these particular words. Where, in any forward-looking statement, the Company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, and any other risk factors included in Adams’ reports filed with the Securities and Exchange Commission. However, there can be no assurance that such expectation or belief will result or be achieved. Unless legally required, Adams undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Company Contact

Tracy E. Ohmart
EVP, Chief Financial Officer
tohmart@adamsresources.com
(713) 881-3609

Investor Relations Contact
Gary Guyton or Steven Hooser
Three Part Advisors
(214) 442-0016

ADAMS RESOURCES & ENERGY, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Revenues:
Marketing	$814,394	$543,228	$2,524,465	$1,310,343
Transportation	29,830	24,826	86,054	69,558
Pipeline and storage	—	127	—	515
Logistics and repurposing	8,677	—	8,677	—
Total revenues	852,901	568,181	2,619,196	1,380,416

Costs and expenses:
Marketing	807,316	537,362	2,498,474	1,285,650
Transportation	23,732	19,605	68,271	56,143
Pipeline and storage	640	562	1,799	1,594
Logistics and repurposing	7,582	—	7,582	—
General and administrative	4,630	3,502	12,860	9,839
Depreciation and amortization	6,008	4,849	16,109	14,703
Total costs and expenses	849,908	565,880	2,605,095	1,367,929

Operating earnings	2,993	2,301	14,101	12,487

Other income (expense):
Interest and other income	338	37	665	233
Interest expense	(119)	(178)	(369)	(602)
Total other (expense) income, net	219	(141)	296	(369)

Earnings before income taxes	3,212	2,160	14,397	12,118
Income tax provision	(1,022)	(614)	(3,641)	(3,055)

Net earnings	$2,190	$1,546	$10,756	$9,063

Earnings per share:
Basic net earnings per common share	$0.50	$0.36	$2.46	$2.13
Diluted net earnings per common share	$0.50	$0.36	$2.44	$2.12

Dividends per common share	$0.24	$0.24	$0.72	$0.72

ADAMS RESOURCES & ENERGY, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30,	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$86,510	$97,825
Restricted cash	7,404	9,492
Accounts receivable, net of allowance for doubtful accounts	198,790	137,789
Accounts receivable – related party	5	2
Inventory	29,844	18,942
Derivative assets	2,036	347
Income tax receivable	—	6,424
Prepayments and other current assets	2,058	2,389
Total current assets	326,647	273,210

Property and equipment, net	107,991	88,036
Operating lease right-of-use assets, net	7,906	7,113
Intangible assets, net	10,379	3,317
Goodwill	5,755	—
Other assets	3,445	3,027
Total assets	$462,123	$374,703

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$217,123	$168,224
Accounts payable – related party	20	—
Derivative liabilities	129	324
Current portion of finance lease obligations	4,263	3,663
Current portion of operating lease liabilities	2,724	2,178
Other current liabilities	20,972	11,622
Total current liabilities	245,231	186,011
Other long-term liabilities:
Long-term debt	15,000	—
Asset retirement obligations	2,474	2,376
Finance lease obligations	9,934	9,672
Operating lease liabilities	5,179	4,938
Deferred taxes and other liabilities	15,054	11,320
Total liabilities	292,872	214,317

Commitments and contingencies

Shareholders’ equity	169,251	160,386
Total liabilities and shareholders’ equity	$462,123	$374,703

ADAMS RESOURCES & ENERGY, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Nine Months Ended
	September 30,
	2022	2021
Operating activities:
Net earnings	$10,756	$9,063
Adjustments to reconcile net earnings to net cash
provided by operating activities:
Depreciation and amortization	16,109	14,703
Gains on sales of property	(1,709)	(532)
Provision for doubtful accounts	(20)	(3)
Stock-based compensation expense	712	641
Deferred income taxes	(1,761)	(1,664)
Net change in fair value contracts	(1,884)	(32)
Changes in assets and liabilities:
Accounts receivable	(56,060)	(30,367)
Accounts receivable/payable, affiliates	17	(5)
Inventories	(10,259)	(5,026)
Income tax receivable	6,424	7,099
Prepayments and other current assets	468	1,455
Accounts payable	46,925	68,766
Accrued liabilities	6,489	770
Other	(375)	(636)
Net cash provided by operating activities	15,832	64,232

Investing activities:
Property and equipment additions	(6,797)	(9,929)
Acquisition of Firebird and Phoenix, net of cash acquired	(33,590)	—
Proceeds from property sales	2,209	1,886
Insurance and state collateral refunds	331	—
Net cash used in investing activities	(37,847)	(8,043)

Financing activities:
Borrowings under Credit Agreement	45,000	8,000
Repayments under Credit Agreement	(30,000)	—
Principal repayments of finance lease obligations	(3,491)	(3,240)
Payment for financed portion of VEX acquisition	—	(10,000)
Net proceeds from sale of equity	283	2,504
Dividends paid on common stock	(3,180)	(3,096)
Net cash provided by (used in) financing activities	8,612	(5,832)

(Decrease) Increase in cash and cash equivalents, including restricted cash	(13,403)	50,357
Cash and cash equivalents, including restricted cash, at beginning of period	107,317	52,065
Cash and cash equivalents, including restricted cash, at end of period	$93,914	$102,422

ADAMS RESOURCES & ENERGY, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Reconciliation of Adjusted Cash Flow to Net Earnings:
Net earnings	$2,190	$1,546	$10,756	$9,063
Add (subtract):
Income tax provision	1,022	614	3,641	3,055
Depreciation and amortization	6,008	4,849	16,109	14,703
Gains on sales of property	(771)	(267)	(1,709)	(532)
Stock-based compensation expense	254	224	712	641
Inventory liquidation gains	—	—	(2,062)	(10,282)
Inventory valuation losses	5,122	311	—	—
Net change in fair value contracts	(1,254)	(7)	(1,884)	(32)
Adjusted cash flow	$12,571	$7,270	$25,563	$16,616

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Adjusted net earnings and earnings
per common share (Non-GAAP):
Net earnings	$2,190	$1,546	$10,756	$9,063
Add (subtract):
Gains on sales of property	(771)	(267)	(1,709)	(532)
Stock-based compensation expense	254	224	712	641
Net change in fair value contracts	(1,254)	(7)	(1,884)	(32)
Inventory liquidation gains	—	—	(2,062)	(10,282)
Inventory valuation losses	5,122	311	—	—
Tax effect of adjustments to earnings (losses)	(835)	(55)	907	2,142
Adjusted net earnings	$4,706	$1,752	$6,720	$1,000

Adjusted earnings per common share	$1.06	$0.41	$1.53	$0.23

ADAMS RESOURCES & ENERGY, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Reconciliation of Adjusted Cash Flow to Net Cash Provided by Operating Activities:
Net cash provided by operating activities	$40,010	$12,125	$15,832	$64,232
Add (subtract):
Income tax provision	1,022	614	3,641	3,055
Deferred income taxes	1,429	28	1,761	1,664
Provision for doubtful accounts	12	1	20	3
Inventory liquidation gains	—	—	(2,062)	(10,282)
Inventory valuation losses	5,122	311	—	—
Changes in assets and liabilities	(35,024)	(5,809)	6,371	(42,056)
Adjusted cash flow	$12,571	$7,270	$25,563	$16,616

###